Exhibit 5.1

April 2, 2024

Worksport Ltd.

2500 N America Dr

West Seneca, NY 14224

Re: Registration of Warrant Shares

Ladies and Gentlemen:

Reference is made to the filing by Worksport Ltd., a Nevada corporation (the “Company”), with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s registration statement on Form S-1 (the “Registration Statement”), filed on April 2, 2024, which includes a prospectus (the “Prospectus”).

We are rendering this opinion in connection with the filing by the Company with the Commission of the Registration Statement relating to the offering by selling stockholders of up to 7,700,264 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”). The Shares will be issued upon the exercise of certain warrants of the Company (the “Warrants”). The Warrants were issued to the selling stockholder named in the table set forth in the Selling Stockholder section of the Prospectus (“Selling Stockholder”) pursuant to that certain securities purchase agreement dated March 18, 2024 (the “Securities Purchase Agreement”), between the Company and the Selling Stockholder in an offering exempt from the registration requirements of the Securities Act of 1933, as amended, available to the Company under Section 4(a)(2) and/or Rule 506(b) promulgated under the Securities Act.

We understand that the Shares to be issued upon the exercise of the Warrants are to be offered and sold in the manner set forth in the Prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

We have acted as your counsel in connection with the preparation of the Registration Statement. We are familiar with the proceedings taken by the board of directors of the Company (the “Board”) in connection with the authorization, issuance and sale of the Shares. We have examined all such documents as we considered necessary to enable us to render this opinion, including, but not limited to: (i) the Registration Statement, (ii) the Warrants, (iii) the Securities Purchase Agreement, (iv) the Company’s articles of incorporation, as amended to date, (v) the Company’s bylaws, as amended to date, (vi) certain resolutions of the Board, and (vii) such other corporate records and instruments, and such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

1185 AVENUE OF THE AMERICAS | 31ST FLOOR | NEW YORK, NY | 10036

T (212) 930-9700 | F (212) 930-9725 | WWW.SRFC.LAW

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies, the authenticity of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such certified, conformed, photostatic or facsimile copies. In addition, we have assumed that the Shares will be offered in the manner and on the terms identified or referred to in the Prospectus. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of New York and Chapter 78 of the Nevada Revised Statutes.

Based upon the foregoing, and subject to the assumptions, limitations, and qualifications stated herein, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company in accordance with the terms of the Warrants and upon receipt by the Company of the consideration therefor provided therein, will be validly issued, fully paid and non-assessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP
Sichenzia Ross Ference Carmel LLP

1185 AVENUE OF THE AMERICAS | 31ST FLOOR | NEW YORK, NY | 10036

T (212) 930-9700 | F (212) 930-9725 | WWW.SRFC.LAW